UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On January 23, 2006, AmeriCredit Corp. (the “Company”) issued a press release announcing the results of operations for the quarter ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will conduct its quarterly conference call January 23, 2006, at 5:30 p.m. EDT. Interested persons may register to listen to the call at the Company’s website, www.americredit.com, under “Investors,” “Conference Calls.” The call will also be available on demand at this website.

This information furnished in this Item 2.02, including the Exhibit attached hereto, is being furnished shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As the result of a recent speech by a staff member of the Securities and Exchange Commission at a national accounting conference, the Company reviewed its classification within the consolidated statements of cash flows of cash received from the retained interests on gain on sale securitizations. Based upon this review, management determined that the classification of the line item “Distributions from gain on sale Trusts, net of swap payments” within the operating cash flows section of the consolidated statements of cash flows is not in compliance with generally accepted accounting principles in the United States. As these retained interests are accounted for as available for sale securities, cash received from the assets should be classified as investing cash flows within the consolidated statements of cash flows. Accordingly, the Company will restate its consolidated statements of cash flows for each of the years ended June 30, 2005, 2004 and 2003, as well as its interim consolidated statement of cash flows for the three months ended September 30, 2005, to reflect this reclassification, and until that restatement occurs the prior period financial statements cannot be relied upon. Investors should look to the revised financial statements when they become available.

On January 23, 2006, management recommended to the Company’s Audit Committee that the consolidated statements of cash flows of the Company for the periods described above should be restated in order to reflect Distributions from gain on sale Trusts, net of swap payments as cash provided by investing activities. The Audit Committee agreed with management’s recommendation. The Audit Committee has discussed this conclusion with the Company’s independent registered public accounting firm.

In connection with this restatement, under the direction of the Company’s Chief Executive Officer and Chief Financial Officer, the Company determined that the above constituted a material weakness in internal control as of June 30, 2005, with respect to the Company’s interpretation of Statement of Financial Standards No. 102, “Statement of Cash Flows-Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale,” paragraph 8. Accordingly, the Company’s management has concluded that Management’s Report on Internal Control over Financial Reporting set forth in the Company’s 2005 Annual Report should no longer be relied upon and should, therefore, be restated.

The Company also made adjustments to the classification of the amortization of certain fees associated with the acquisition of auto finance contracts that were previously identified but deemed immaterial.

As a result of the restatement, operating cash flow decreased and investing cash flow increased by $508.1 million, $307.6 million and $128.1 million for the years ended June 30, 2005, 2004 and 2003, respectively. For the three months ended September 30, 2005, operating cash flow decreased and investing cash flow increased by $143.0 million.

For all periods restated, there was no change in cash and cash equivalents and there were no changes to the consolidated balance sheets and consolidated statements of income.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1.	Press Release dated January 23, 2006, entitled “AmeriCredit Reports Second Quarter Operating Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: January 23, 2006	By:	/s/ CHRIS A. CHOATE
Chris A. Choate Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release dated January 23, 2006, entitled “AmeriCredit Reports Second Quarter Operating Results”